Verbal Agreement

Sna Ny, President of Go Go Buyers (the Company), hereby promises and commits to provide to the Company funding and financing on the terms expressed below:

1)	The amount does not exceed $50,000;
2)	The funding and financing may and will be paid in parts by request of the Company;
3)	The funding and financing do not bear interest;
4)	The funding and financing do not have a specific repayment date and will be repaid at the Company’s convenience.

______________________

Sna Ny

President of Go Go Buyers

October 25, 2020